EXHIBIT 99.1

Liberty Tax Service Announces Nasdaq Stay Request Granted; Approval of Quarterly Cash Dividend

VIRGINIA BEACH, Va., July 05, 2018 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, announced today that it has been granted an extended stay as to the suspension of the Company's shares from trading by the Nasdaq Hearings Panel (the "Panel") until the Company's  hearing before the Panel and the issuance of a final Panel determination regarding the Company’s listing status.

On June 19, 2018, the Company requested a hearing before the Panel to appeal the delisting determination from the staff of the Listing Qualifications Department of Nasdaq (the "Staff"), which automatically stayed the delisting of the Company's securities for 15 calendar days or until July 5, 2018. At the time of the request, the Company also requested an extension of the stay beyond the 15-day period. On July 3, 2018, the Panel notified the Company that it had granted the request to extend the stay, allowing for the continued trading of the Company's common stock on Nasdaq until a final determination regarding the Company's listing status is issued after its hearing.

At the hearing, the Company intends to present a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”) and request that the Panel allow the Company additional time within which to regain compliance. The Company is working diligently to complete its delayed SEC filings and to regain compliance with the Rule as soon as possible.  While the Company believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq, or that the Company’s plans to exercise diligent efforts to maintain the listing of its common stock on Nasdaq will be successful.

The Company also announced that its Board of Directors approved a quarterly dividend to stockholders of $0.16 per share, consistent with previous quarters. The dividend will be paid on August 10, 2018 to holders of record of common stock and common stock equivalents on the close of business on July 27, 2018.

About Liberty Tax, Inc.

Founded in 1997, Liberty Tax, Inc. (NASDAQ:TAX) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared over two million individual income tax returns in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s intentions to file its Forms 10-Q for the quarters ended October 31, 2017 and January 31, 2018 with the SEC, the continued listing of its securities on Nasdaq and the outcome of the hearing and related matters regarding the Company’s listing status.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the loss of key personnel or inability to engage accounting personnel as needed; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq Listing Rules; and risks relating to the substantial costs and diversion of personnel's attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR RELATIONS CONTACT:
Michael S. Piper
Chief Financial Officer
Liberty Tax Service
(757) 493-8855
investorrelations@libtax.com